Exhibit 10.1

EXTENSION OF EMPLOYMENT AGREEMENT

This EXTENSION OF EMPLOYMENT AGREEMENT (this “Extension Agreement”) is made and entered into as of August 24, 2026 (the “Extension Agreement Date”), by and between Kevin S. Kim, an individual residing in La Canada, California (“Executive”), on the one hand, and Hope Bancorp, Inc., a Delaware corporation (the “Parent”) and Bank of Hope, a California state chartered bank (the “Bank”) (with the Parent and the Bank being collectively referred to as the “Company”), on the other hand.
WHEREAS, Executive and the Company are parties to that certain Fourth Amended and Restated Employment Agreement dated April 22, 2022 (the “Employment Agreement”);
WHEREAS, the parties desire to extend the Term of the Employment Agreement with all other terms and conditions unchanged;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1. Extension of Term. Section 7.01 of the Employment Agreement is hereby amended by replacing the reference to “March 31, 2027” with “August 31, 2031” and by replacing the reference to “March 31, 2029” with “August 31, 2033.”
2. No Other Changes. Except solely for the extension of the Term stated in Section 1 of this Extension Agreement, all terms and conditions of the Employment Agreement remain unchanged and in full force and effect. This Extension Agreement does not amend, modify, waive, or supersede any other provision of the Employment Agreement.
3. Defined Terms. Capitalized terms used but not defined in this Extension Agreement have the meanings assigned to them in the Employment Agreement.
4. Conflict. If there is any conflict between this Extension Agreement and the Employment Agreement, this Extension Agreement controls solely with respect to the duration of the Term. In all other respects, the Employment Agreement controls.
5. Counterparts. This Extension Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered electronically or by facsimile shall be effective as originals.
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Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the day and year first above written.

PARENT:		BANK:
Hope Bancorp, Inc.		Bank of Hope

By:	/s/ Dale Zuehls	By:	/s/ Dale Zuehls

Name: Dale S. Zuehls		Name: Dale S. Zuehls

Title: Lead Independent Director,		Title: Lead Independent Director,
Chairman of Human Resources &		Chairman of Human Resources &
Compensation Committee		Compensation Committee

By:	/s/ Joon K. Kim	By:	/s/ Joon K. Kim

Name: Joon K. Kim		Name: Joon K. Kim

Title: Deputy Lead Independent Director		Title: Deputy Lead Independent Director

EXECUTIVE:

/s/ Kevin S. Kim

Name: Kevin S. Kim